Exhibit 99.2

TEAM Nation Holding Corporation

Consolidated Financial Statements

Three months ended March 31, 2008

(Unaudited)

TEAM NATION HOLDING CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheet
March 31, 2008 (unaudited) and December 31, 2007

	March 31,
	2008	December 31,
	(Unaudited)	2007
ASSETS
Current assets:
Cash and cash equivalents	$32,498	$34,092
Restricted cash	100,986	100,000
Accounts receivable - affiliates, net	60,000	55,510
Lease settlement receivable	84,194	84,194
Due from affiliates	465	104,060
Prepaid expenses	-	3,459
Total current assets	278,143	381,315
Furniture and equipment, net	10,659	10,659
Lease settlement receivable	84,193	84,193
Notes receivable - stockholders	3,580,494	3,580,494
Title plant	626,133	626,133
Other assets	13,000	13,000
Total assets	$4,592,622	$4,695,794

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$63,682	$40,156
Accrued expenses	30,484	6,000
Accrued shutdown expenses	136,344	136,344
Due to affiliate	159,457	-
Notes payable and current portion of long-term debt	1,478,559	1,506,328
Total current liabilities	1,868,526	1,688,828
Long-term debt, less current portion	2,945,562	3,095,954
Note payable affiliate, net of discount of $83,867	426,133	426,133
Notes payable - shareholders	17,300	17,300
Deposit	8,419	-
Accrued shutdown expense	83,562	117,420
Total liabilities	5,349,502	5,345,635
Commitments and contingencies

Stockholders' equity (deficit):
Common stock: no par value; 100,000 shares authorized
issued and outstanding	113,212	113,212
Accumulated deficit	(870,092)	(763,053)
Total stockholders' equity (deficit)	(756,880)	(649,841)
Total liabilities and stockholders' equity (deficit)	$4,592,622	$4,695,794

See accompanying notes to consolidated financial statements

TEAM NATION HOLDING CORPORATION
AND SUBSIDIARIES
Consolidated Statement of Operations
Three months ended March 31, 2008

Revenues	$60,000
Costs and expenses
Selling, general and administrative expense	49,016
Interest expense	93,486
142,502
Loss from operations	(82,502)
Interest income	986
Loss from continuing operations before income taxes	(81,516)
Provision for income taxes	-
Loss from continuing operations	(81,516)
Discontinued operations:
Loss from discontinued operations	(25,523)
Provision for income taxes	-
Loss from discontinued operations	(25,523)
Net loss	$(107,039)

Net loss per common share, basic and diluted
Continuing operations	$(0.82)
Discontinued operations	(0.26)
$(1.07)

Weighted average common shares outstanding	100,000

See accompanying notes to consolidated financial statements.

TEAM NATION HOLDING CORPORATION
AND SUBSIDIARIES
Consolidated Statement of Cash Flows
Three months ended March 31, 2008

Operating activities
Net loss	$(107,039)
Loss from discontinued operations	25,523
(81,516)
Adjustments to reconcile net loss to net cash used in operating activities:
Accounts receivable	(4,490)
Accounts payable	23,526
Accrued expenses	32,902
Loans from affiliates	263,052
Net cash provided by operating activities - continuing operations	233,474
Net cash used in operating activities - discontinued operations	(55,922)
Net cash provided by operating activities	177,552

Investing activities
Net cash used in investing activities - continuing operations	-
Net cash used in investing activities - discontinued operations	-
Net cash used in investing activities	-
Financing activities
Repayment of notes payable and long-term debt	(178,160)
Restricted cash	(986)
Net cash used by financing activities - continuing operations	(179,146)
Net cash provided by financing activities - discontinued operations	-
Net cash used by financing activities	(179,146)
Net decrease in cash and cash equivalents	(1,594)
Cash and cash equivalents, beginning of period	34,092
Cash and cash equivalents, end of period	$32,498

Supplemental cash flow information
Cash paid for interest and income taxes:
Interest	$87,062
Income taxes	-

See accompanying notes to consolidated financial statements.

TEAM NATION HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1:	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The consolidated financial statements include the accounts of TEAM Nation Holding Corporation (“TEAM”) (formerly Real Estate Services Holding, Inc.) and its two wholly owned subsidiaries, Escrow Nation, Inc. (“ESCROW”) and Mortgage Nation, Inc. (“MORTGAGE”) (collectively the “Company”).  All significant intercompany balances and transactions have been eliminated.

The Company was incorporated in California on November 22, 2006 as Real Estate Services Holding, Inc. and changed its name to Team on June 21, 2007.  ESCROW is a California corporation organized on November 1, 2006 and MORTGAGE is a California corporation organized on November 17, 2006.

TEAM, ESCROW and MORTGAGE commenced operations on February 1, 2007.

Effective June 17, 2008, Suncross Exploration Corporation (“SUNCROSS”) and the shareholders of TEAM made and entered into a stock for stock exchange agreement.  The shareholders of TEAM exchanged all of their outstanding common shares, for 25,000,000 shares of SUNCROSS.  Completion of the exchange agreement resulted in the TEAM shareholders having control of SUNCROSS.  Accordingly, the transaction will be recorded for accounting purposes as the acquisition of TEAM by SUNCROSS with TEAM as the acquirer (reverse acquisition).

Business

TEAM is a management and services company specializing in distressed asset acquisition, fund management, management solutions for title companies, and title production services.  The Company will utilize its business relationships, experience, and analytics to analyze, evaluate, and acquire distressed security instruments, bonds (including RMBS, CMBS, CDO and CMO), REO and non-performing notes at significant discounts from illiquid institutions and banks.  The Company also focuses on counter-cyclical growth to acquire, manage and consult for title, escrow, mortgage, real estate and REO companies.

In December 2007, TEAM entered into contracts to manage all operations of two title companies operating in Southern California.  TEAM provides management, title plant and production services, customer service, sales and marketing support, HR administration, IT administration and accounting services to both companies in exchange for fees and a percentage of net profits from the operations.

Cash and cash equivalents
The Company considers all cash on hand; cash in banks and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.  At times cash and cash equivalent balances at a limited number of banks and financial institutions may exceed insurable amounts.  The Company believes it mitigates its risks by depositing cash or investing in cash equivalents in major financial institutions.

Restricted cash
Team maintains a certificate of deposit with a bank in the amount of $100,986 which is collateral on a line-of-credit note with the bank.

Property and equipment
Property and equipment, principally office furniture and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the respective assets, primarily 5-7 years.  Maintenance and repairs are charged to selling, general and administrative expense when incurred and improvements are capitalized.

Revenue recognition
Commencing in the second quarter of 2008, TEAM’s revenue will be derived from management and production services.  Revenue from services is recognized when the service is performed.

Income taxes
The Company prepared its income tax returns in 2007 utilizing a Subchapter S election.  Accordingly, the loss is allocated to the shareholders of the Company and the Company did not provide for income taxes.  The Subchapter S election will expire upon the acquisition of TEAM by SUNCROSS on June 17, 2008.

Earnings (loss) per common share
Earnings (loss) per common share are calculated under the provisions of SFAS No. 128, “Earnings per Share” (“SFAS No. 128”), which established new standards for computing and presenting earnings per share. SFAS No. 128 requires the Company to report both basic earnings per share, which is based on the weighted-average number of common shares outstanding, and diluted earnings per share, which is based on the weighted-average number of common shares outstanding plus all potential dilutive shares outstanding.  At March 31, 2008, there are no potentially dilutive common stock equivalents.  Accordingly, basic and diluted earnings (loss) per share are the same for the period presented.

Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments
Financial instruments consist of accounts payable, accrued expenses and short-term borrowings. The carrying amount of these financial instruments approximates fair value due to their short-term nature or the current rates at which the Company could borrow funds with similar remaining maturities.

Contingencies
Certain conditions may exist as of the date financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur.  Company management and its legal counsel assess such contingencies related to legal proceeding that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.  If the assessment of a contingency indicates that it is probably that a liability has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or if probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable would be disclosed.

Intangible costs
The Company records goodwill and intangible assets arising from business combinations in accordance with SFAS No. 141 “Business Combinations” (“SFAS 141”) which requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001.  SFAS 141 also specifies the criteria applicable to intangible assets acquired in a purchase method business combination to be recognized and reported apart from goodwill.

The Company accounts for intangible assets in accordance with SFAS 142 “Goodwill and other Intangible Assets” (“SFAS 142”).  SFAS 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested at least annually for impairment.  SFAS 142 also requires that intangible assets with definite useful lives be amortized over that period to their estimated residual value, and be reviewed for impairment.

Recent accounting pronouncements

There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective.  Each of these pronouncements, as applicable, has been or will be adopted by the Company.  Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company’s financial position or operating results.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for the noncontrolling interests in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is effective on January 1, 2009 for the Company. The Company is currently evaluating the impact of adopting SFAS 160.

NOTE 2:	DISCONTINUED OPERATIONS

Revenues and expenses for the discontinued operations of ESCROW and MORTGAGE are as follows for the three months ended March 31, 2008:

Revenues	$25,787

Costs and expenses:
Selling, general and administrative expense	50,983
Interest expense	327
51,310

Loss from discontinued operations	$(25,523)

The assets and liabilities of the operations of ESCROW and MORTGAGE were absorbed into TEAM.

NOTE 3:	FURNITURE AND EQUIPMENT

Net furniture and equipment consists of the following at March 31, 2008:

Furniture and equipment	$25,271
Less accumulated depreciation	14,612
Net furniture and equipment	$10,659

NOTE 4:	TITLE PLANT

The Company acquired the Orange County title plant from California Counties Title Company (“CCTC”) in December 2007.  CCTC is wholly owned by four affiliates of the four shareholders of the Company.  The amount paid for the title plant was based on an appraisal and the consideration for the $710,000 purchase price included $200,000 in cash and a note payable by the Company in the amount of $510,000.  The note is non-interest bearing and is payable in 48 payments of $10,625 commencing January 1, 2009.  Current maturities are $127,500 for 2009, 2010, 2011 and 2012.  The note was discounted at 6% and the resulting discount of $83,867 reduced the recorded value of the plant to $626,133 and the note payable amount to $426,133.

NOTE 5:	NOTES PAYABLE AND LONG-TERM DEBT

At March 31, 2008 and December 31, 2007, notes payable and long-term debt consists of the following:

	March 31,	December 31,
	2008	2007
Note payable to a bank; unsecured; interest at prime (5.0% at
March 31, 2008); payable interest only through July 16, 2008, then
55 monthly payments of $47,553 with a final payment due on
March 16, 2013; personally guaranteed by the shareholders	$2,500,000	$2,500,000
Note payable to a bank; colateralized by the Company's certificate of deposit in the amount of $100,000 and certificates of deposit in the total amount of $400,000 owned by the Company's shareholders;
interest at prime plue 2% (7.0% at March 31, 2008); interest
payable monthly; due in full on August 24, 2008	999,798	999,798
Note payable to a bank; interest at prime plus 1.75% (9% at December
31, 2007); paid in full March 31, 2008	-	147,352
Note payable to an individual; interest at 4.62%; payable in monthly installments of $5,869 for 84 months with the remaining balance due
June 1, 2014; the Company assumed this note from its shareholders	382,708	394,739
Notes payable to three trusts; interest at 4.62%; payable in aggregate monthly installments of $8,089 for 84 months with the remaining balance due June 1, 2014; the Company assumed thses notes from its
shareholders	525,976	544,028
Furniture and equipment note; payable in monthly installments of $772,
including interest at 8.3%; through November 2009	15,639	16,365
	4,424,121	4,602,282
Current portion of notes payable and long-term debt	1,478,559	1,506,328
Long-term debt less current portion	$2,945,562	$3,095,954

Current maturities of notes payable and long-term debt are:  2008 (none months) - $1,328,168; 2009 - $601,566; 2010 - $624,806; 2011 - $657,865; 2012 - $692,568; and remainder - $519,149.

NOTE 6:                      STOCKHOLDER’S EQUITY

COMMON STOCK

The Company has 100,000 shares of its no par common stock authorized, issued and outstanding at March 31, 2008 and December 31, 2007.

NOTE 7:                      RELATED PARTY TRANSACTIONS

Accounts receivable – affiliate - $60,000 and $55,510
At March 31, 2008, the Company had receivables pursuant to one of its management contracts in the amount of $60,000.  At December 31, 2007, the Company had receivables for its management services from customers of CCTC which is wholly owned by four affiliates of the four shareholders of the Company.  This amount was paid during the three months ended March 31, 2008.

Due from affiliate - $465 and $104,060
The Company has advanced $465 to a shareholder at March 31, 2008 and December 31, 2007 and had advanced CCTC $103,595 at December 31, 2007 for working capital.

Notes receivable – stockholders - $3,580,494
The Company has notes receivable from four affiliates of its four stockholders in the total amount of $3,600,000 which was used by the stockholders to fund the purchase of CCTC.  The loans include a total of $2,600,000 which was paid in cash ($1,000,000 to the former shareholders of CCTC and the balance used for CCTC working capital) and the assumption of $1,000,000 in notes payable by four affiliates of the Company’s shareholders to the former shareholders of CCTC.  TEAM has received payments of $19,041 on the notes as of December 31, 2007.  The notes receivable from the four shareholders consist of: 1) four notes in the amount of $650,000 each which are non-interest bearing until May 31, 2008; and interest only is payable at the rate of 5% per annum until the notes receivable are due in full on May 1, 2014; and 2) four notes in the amount of $250,000 each which are non-interest bearing until May 31, 2010; and interest only is payable at the rate of 4.62% per annum until the notes receivable are due in full on June 1, 2015

Notes payable – shareholders - $17,300
MORTGAGE had received loans from shareholders in the amount of $17,300 for working capital at March 31, 2008 and December 31, 2007.

Purchase of Orange County, California title plant
As discussed in Note 4, the Company acquired the title plant for Orange County from CCTC which is owned by the four shareholders of the Company and have a note payable in the amount of $510,000 (discounted to $426,133) associated with the purchase.

Due to affiliate - $159,457
During the three months ended March 31, 2008, the Company received advances from CCTC in the amount of $263,052 which repaid the $103,595 which the Company had advanced to CCTC at December 31, 2007 and left the Company owing CCTC $159,457 at March 31, 2008.

Management agreements
TEAM entered into management agreements with CCTC and First Southwest Title Company, which are title companies with operations in Southern California, to manage all of their operations.  TEAM provides management, title plant and production services, customer service, sales and marketing support, HR administration, IT administration and accounting services to both companies in exchange for monthly management fees plus a share of net profits, determined quarterly.  TEAM first recognized revenue in the first quarter from First Southwest and expects to commence receiving revenue in the second quarter from CCTC.

NOTE 8:                      COMMITMENTS AND CONTINGENCIES

Exit and termination of lease

On April 26, 2007, ESCROW entered into a 30 month lease agreement commencing May 1, 2007 for its office, with a base monthly rent of $10,831, subject to fixed annual increases.  At December 31, 2007, the annual future minimum fixed payments under this lease are as follows:

2008 (nine months)	$102,486
2009	117,420
Total	$219,906

During 2007, the Company consolidated facilities and exited certain leases to reduce expenses as a result of a change in the business environment.  As a result, ESCROW closed this office and began leasing space from an affiliated company on a monthly basis.  On February 6, 2008, ESCROW subleased this office to a third party for the remainder of the lease.  As of December 31, 2007, ESCROW recognized the lease commitment for the closed office as an accrued expense in the amount of $253,764; recognized a sublease rent receivable in the amount of $168,387; and charged the difference of $85,376 to loss from discontinued operations.  During the three months ended March 31, 2008, $33,858 was paid on the lease commitment.

TEAM has a sub-lease for two office locations from CCTC.  The Irvine lease is from May 1, 2008 through May 31, 2010 at a monthly rental of $15,000.  The Pasadena lease is from May 1, 2008 through September 30, 2009 at a monthly rental of $5,500.

NOTE 9:                      GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  The Company commenced limited operations in February 2007 and began full operations in May 2007.  As of the end of December 2007, it was determined that ESCROW and MORTGAGE would be unable to continue in the current housing market and the operations of both companies were discontinued.

At March 31, 2008, the Company had negative working capital of $1,590,383, which includes $1,478,559 in notes payable and the current portion of long-term debt, and had a deficit in stockholders’ equity of $756,880.  Currently scheduled notes payable and long-term debt payment requirements for 2008 exceed the amount that can be expected to be generated from operations.  The Company expects to refinance some debt and, with the acquisition by SUNCROSS discussed below, expects to raise some capital with private placements of common stock.

As noted above, the Company has entered into management contracts with a title company owned by four affiliates of the Company’s shareholders, from which the Company expects to have positive cash flow.  The Company currently has one other management contract and expects to have additional service contracts in the future.  In addition, as noted below, the Company has formed an LLC from which the Company expects to profit.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 10:                 SUBSEQUENT EVENT

Effective June 17, 2008, SUNCROSS and the shareholders of TEAM, made and entered into a stock for stock exchange agreement.  The shareholders of TEAM exchanged all of their outstanding common shares for 25,000,000 shares of SUNCROSS.  Completion of the exchange agreement resulted in the TEAM shareholders having control of SUNCROSS.  Accordingly, the transaction will be recorded for accounting purposes as the acquisition of TEAM by SUNCROSS with TEAM as the acquirer (reverse acquisition).

On May 20, 2008, TEAM entered into an operating agreement relating to TEAM Nation Investment Group, LLC (“INVESTMENT”) in which it is a 50% owner.  INVESTMENT’s core business is the generation of private placement funds for investment into distressed assets, particularly performing mortgage backed securities rated BBB (institutional grade) or better.  INVESTMENT is responsible for analyzing over 100 bonds submitted to it daily from troubled institutions and banks.  From these bonds INVESTMENT selects those bonds which meet its investment criteria.  INVESTMENT expects to have available new capital of approximately $10,000,000 per month to use for investment.  TEAM will be involved in marketing INVESTMENT and its partner will be involved in managing its day-to-day operations.